Exhibit 3.1

                                                                        C06296
        FILED                                                               AM
  IN THE OFFICE OF THE
SECRETARY OF STATE OF THE
    STATE OF NEVADA
                            ARTICLES OF INCORPORATION
    AUG 28 1995
    14403-95                          of

                      PROFESSIONAL MINING CONSULTANTS, INC.

         The undersigned, being of the age of majority, file Articles of Incorporation to conduct business in corporate form according to Chapter 78 (Private Corporation Act) of the statutes and the law of the State of Nevada.

1.0      NAME

         The name of the corporation is PROFESSIONAL MINING CONSULTANTS, INC.

2.0      DURATION

         The period of duration of the Corporation is perpetual.

3.0      PURPOSES AND POWERS

         3.1       PURPOSES

         The purposes for which the Corporation is organized are as follows:

                    3.1.1 To do everything necessary, proper, advisable, or convenient for the accomplishment of the foregoing purposes, and to do all things incidental to them or connected with them that are not forbidden by the Nevada Private Corporation Act (hereinafter "Act"), by other law, or by these Articles.

                    3.1.2 To carry on any other activities and business lawful in Nevada or the United States of America.

          3.2     POWERS

          The Corporation, subject to any specific written limitations or restrictions imposed by the Act or by these Articles of incorporation, shall have the right to and may exercise the following powers:

                    3.2.1 To have and exercise all powers specified in the Private Corporation Act of Nevada.;

                    3.2.2 To enter into lawful arrangements for sharing profits, deferring compensation, making and entering into pension plans and the like for its employees; to enter into reciprocal associations, joint ventures, partnerships, cooperative associations, limited liability companies and other similar activities;

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                    3.2.3 To make any  guaranty  respecting  stocks,  dividends, securities, indebtedness, interest, contracts, or other obligations created by any domestic or foreign corporations, associations, partnerships, individuals, or other entities;

                    3.2.4 Each of the foregoing clauses of this Section shall be construed as independent powers and the matters expressed in each clause shall not, unless otherwise expressly provided, be limited by reference to, or inference from, the terms of any other clause. The enumeration of specific powers shall not be construed as limiting or restricting in any manner either the meaning of general terms used in any of these clauses, or the scope of the general powers of the Corporation created by them nor shall the expression of one thing in any of these clauses be deemed to exclude another not expressed, although it be of like nature.

                    3.2.5 The corporation shall not engage in the trust, banking, insurance or railroad business.

          3.3     CARRYING OUT OF PURPOSES AND EXERCISE OF POWERS
                  IN ANY JURISDICTION

          The Corporation may carry out its purposes and exercise it's powers in any state, territory, district, or possession of the United States, or in any foreign country, to the extent that these purposes and powers are not forbidden by the law of the state, territory, district, or possession of the United States, or by the foreign country; and it may limit the purpose or purposes that it proposes to carry out or the powers it proposes to exercise in any application to do business in any state, territory, district, or possession of the United States or foreign country.

          3.4     DIRECTION OF PURPOSES AND EXERCISE OF POWERS BY DIRECTORS

          The Directors, subject to any specific written limitations or restrictions imposed by the Act or by these Articles of Incorporation, shall direct the carrying out of the purposes and exercise the powers of the Corporation without previous authorization or subsequent approval by the shareholders of the Corporation.

4.0       SHARES

          4.1     NUMBER

          The aggregate number of shares that the Corporation shall have authority to issue shall be 50,000,000 shares of common stock, each share having a par value of 1 mil. All shares shall be common, voting, and non-assessable.

          4.2     DIVIDENDS

          The holders of the Capital Stock shall be entitled to receive, when and as declared by the Board of Directors, solely out of unreserved and unrestricted earned surplus, dividends payable either in cash, in property, or in shares of the Capital Stock.

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No dividends  shall be paid if the source out of which it is proposed to pay the dividend is due to or arises from unrealized appreciation in value or from a revaluation of assets; or if the corporation is incapable of paying its debts as they become due in the usual course of business.

          4.3     CUMULATIVE VOTING; PRE-EMPTIVE RIGHTS

          There shall be no cumulative voting for Directors. Pre-emptive rights shall not be granted.

5.0      MINIMUM CAPITAL

          The Corporation will not commence business until consideration of the value of at least $1,000 has been received.

6.0      REGULATION OF INTERNAL AFFAIRS

          6.1     BYLAWS

          The initial Bylaws shall be adopted by the Board of Directors. The power to alter, amend, or repeal the Bylaws or to adopt new Bylaws shall be vested in the Board of Directors. The Bylaws may contain provisions for the regulation and management of the affairs of the Corporation not inconsistent with the Act or these Articles.

         6.2     TRANSACTIONS IN WHICH DIRECTORS HAVE AN INTEREST

         Any contract or other transaction between the Corporation and one or more of its Directors or between the Corporation and any firm of which one or more of its Directors are members or employees, or in which they are interested, or between the Corporation and any corporation or association of which one or more of its Directors are shareholders, members, directors, officers, or employees or in which they are interested, shall be valid for all purposes, notwithstanding the presence of the Director or Directors at the meeting of the Board of Directors of the Corporation that acts upon, or in reference to, the contract or transaction, and notwithstanding his or their participation in the action, if the fact of such interest shall be disclosed or known to the Board of Directors and the Board of Directors shall, nevertheless, authorize or ratify the contract or transaction, the interested Director or Directors to be counted in determining whether a quorum is present and to be entitled to vote on such authorization or ratification. The section shall not be construed to invalidate any contract or other transaction that would otherwise be valid under the common and statutory law applicable to it.

         6.3   INDEMNIFICATION AND RELATED MATTERS



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               6.3.1 The  Corporation  shall have power to indemnify  any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that he is or was a director, officer, employee or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expense (including attorneys fees), judgment, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, and with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, shall not of itself create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interest of the Corporation and, with respect to any criminal action or proceeding. had actual knowledge that his or her conduct was unlawful.

               6.3.2 The Corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened or completed action or suit by or in the right of the Corporation to procure a judgment in it's favor by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership. joint venture, trust or other enterprise against expenses (including attorneys fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interest of the Corporation except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to the Corporation unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expense the court shall deem proper.

               6.3.3 To the extent that a Director, officer, employee or agent of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in (a) and (b) or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys fees) actually and reasonably incurred by him in connection therewith.

               6.3.4 Any indemnification under (a) and (b) (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination by the Corporation that indemnification of the Director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in (a) and (b). Such determination shall be made (1) by the Board of Directors by a majority vote of a quorum consisting of Directors who were not parties to

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such action, suit or proceeding,  or (2) if such a quorum is not obtainable,  or even if obtainable, if a quorum of disinterested Directors so directs, by independent legal counsel in a written opinion, or (3) by the shareholders.

               6.3.5 Expenses incurred in defending a civil or criminal action, suit or proceeding may be paid by the Corporation in advance of the final disposition of such action, suit or proceeding as authorized in the manner provided in (d) upon receipt of an undertaking by or on behalf of the Director, officer, employee or agent to repay such amount unless it shall ultimately be determined that he is entitled to be indemnified by the Corporation as authorized in this section.

               6.3.6 The indemnification provided by this section shall not be deemed exclusive of any other rights to which those identified may be entitled under any Bylaw, agreement, vote of shareholders or disinterested Directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a Director, officer, employee or agent and shall inure to the benefit of the heirs, executors and personal representatives of such person.

               6.3.7 The Corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a Director, Officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under the provisions of this section.

               6.3.8 A Director shall not be personally liable for breach of fiduciary duty when acting either as a Director or Officer except for acts involving intentional misconduct, fraud, a knowing violation of the law or the payment of illegal dividends. NRS 78.037. NRS 78.300.

         6.4     REMOVAL OF DIRECTORS

         Removal shall be governed by the Bylaw provisions and the Act.

         6.5     AMENDMENT OF ARTICLES

         The   Corporation   reserves  the  right  to  amend  the  Articles  of
Incorporation in any manner now or hereafter permitted by the Act.

7.0      REGISTERED AGENT:  ADDRESS OF CORPORATION

          7.1 The "registered office" of the corporation shall be 1700 East Desert Inn Road, Suite 113, Las Vegas, Nevada 89109.

          7.2 The initial registered agent shall be Robert C. Bovard, 1700 East Desert Inn Road, Suite 113, Las Vegas, Nevada 89109.

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8.0     IDENTITY OF DIRECTOR(S)

     The initial Board of Directors (the Directors shall be styled as Directors and not as Trustees) shall be one in number but may be expanded at the formation and organization meeting or by authority of Bylaws. Members of the Board of Directors need not be residents of Nevada. The names and addresses of the person(s) to serve as Director(s) until the formation meeting or first annual meeting and until his successor(s) shall have been elected and qualified or until the number of members of the Board of Directors is expanded is:

                                Robert C. Bovard
                            1700 East Desert Inn Road
                                    Suite 113
                             Las Vegas, Nevada 89109

     The number of Directors may be changed from time to time by amendment of the Bylaws but no decrease shall have the effect of reducing such number below one or of shortening the term of any incumbent Director. Anything to the contrary notwithstanding, however, the number shall not be less than two it there are only two shareholders of record or one is there is only one shareholder of record. The Board if there are more than two shareholders, shall consist of not less than three nor more than seven members.

9.0      ORIGINAL  INCORPORATORS

         The name, address and identity of the original Incorporator is:

                                Robert C. Bovard
                            1700 East Desert Inn Road
                                    Suite 113
                             Las Vegas, Nevada 89109

         DATED this 24th day of August, 1995
                    ----

                                           /s/ Robert C. Bovard
                                          ------------------------------
                                          ROBERT C. BROVARD


                                    RECEIVED

                                   AUG 25 1995

                               Secretary of state

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                                  VERIFICATION

STATE OF NEVADA

COUNTY OF CLARK

     On the 24th day of August,  1995 Robert C.  Bovard,  known to me,  appeared
            ----
before me. After being sworn, he then executed the foregoing Articles of Incorporation in my presence.

                                         /s/ G. A. Nobil
                                     --------------------------------------
                                     Notary Public

NOTARY'S STAMP:
                                     [Notary Seal]




                         ACCEPTANCE OF REGISTERED AGENT

     I, Robert C. Bovard hereby accept the position as registered agent of Professional Mining Consultants, Inc.

     DATED this 24th day of August, 1995.
                ----


                                          /S/ Robert C.  Bovard
                                       ------------------------------
                                       ROBERT C. BOVARD



                                           RECEIVED

                                         AUG 25 1995

                                      Secretary of State

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